UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2005

Structured Products Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31637	13-3692801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

388 Greenwich Street, New York, New York 10013
(Address of principal executive offices) (Zip Code)
Registrant's telephone number including area code (212) 816-7496.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

This current report on Form 8-K relates to a distribution made to holders of the Certificates issued by the CAST Step-Up Trust for General Electric Capital Corporation Notes.

The issuer of the underlying securities, or guarantor thereof, or successor thereto, as applicable, is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Periodic reports and other information required to be filed pursuant to the Exchange Act, by the issuer of the underlying securities, or guarantor thereof, or successor thereto, as applicable, may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission (the "Commission") at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system. Neither Structured Products Corp. nor the trustee has participated in the preparation of such reporting documents, or made any due diligence investigation with respect to the information provided therein. Neither Structured Products Corp. nor the trustee has verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting the issuer of the underlying securities, or guarantor thereof, or successor thereto, as applicable, or the underlying securities have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

1.	Trustee’s Report with respect to the June 15, 2005 Distribution Date for the CAST Step-Up Trust for General Electric Capital Corporation Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Mark C. Graham

Name: Mark C. Graham
Title: Authorized Signatory

June 15, 2005

EXHIBIT INDEX

Exhibit		Page
1	Trustee’s Report with respect to the June 15, 2005 Distribution Date for the CAST Step-Up Trust for General Electric Capital Corporation Notes	5

Exhibit 1

To the Holders of:
CAST Step-Up Trust for General Electric Capital Corporation Notes
Monthly-Pay Step-Up Class A Certificates *CUSIP: 148356 AA6
Class B Certificates *CUSIP: 148356 AB4

U.S. Bank Trust National Association, as Trustee for the CAST Step-Up Trust for General Electric Capital Corporation Notes (the “Trust”), hereby gives notice with respect to the Final Distribution Date of June 15, 2005 (the “Distribution Date”) as follows:

1.

The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to purchase price, principal, premium, if any, and interest, expressed as a dollar amount per $1,000 Class A Certificate and per $1,000 Notional Amount of Class B Certificates, is as set forth below:

Class	Principal	Purchase Price	Interest	Total Distribution
A	$$1,000.000000	$0.000000	$2.708333	$1,002.708333
B	$0.000000	$14.241161	$13.750000	$27.991161

2.	The amount of aggregate interest due and not paid as of the Distribution Date is $0.000000.

3.	The Class A Certificates bear interest at the rate of 3.25% and the Class B Certificates bear interest at a rate of 2.75% during the period ending on the Distribution Date.

4.	No fees have been paid to the Trustee or any other party from the proceeds of the Term Assets.

5.	All of the Term Assets were purchased by the Call Warrant Holder on the Final Scheduled Distribution Date.

6.

At the close of business on the Distribution Date, 0 Class A Certificates representing $0 aggregate Certificate Principal Balance and $0 aggregate Notional Amount of Class B Certificates were outstanding and the CAST Step-Up Trust for General Electric Capital Corporation Notes terminated.

7.

The ISDA Master Agreement , the Schedule thereto and the Confirmation thereto each dated March 7, 2003 between the Trust and Citigroup Global Markets Limited ( f/k/a Salomon Brothers International Limited) (collectively the “Swap”), is terminated effective June 15, 2005.

8.

The current rating of the Term Assets is not provided in this report. Ratings can be obtained from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., by calling 212-438-2400 and from Moody’s Investors Service, Inc. by calling 212-553-0377.